                                                     REGISTRATION NOS. 333-24705
                                                                        33-49801
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                                _______________

                        POST EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-3

                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933

                                _______________

                       Constellation Energy Group, Inc.
            (Exact name of registrant as specified in its charter)


                                   MARYLAND
                           (State of Incorporation)

                                  52-1964611
                     (I.R.S. Employer Identification No.)


                        DAVID A. BRUNE, VICE PRESIDENT
              39 West Lexington Street, Baltimore, Maryland 21201
                                (410) 234-5511
              (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices and agent for service)

                                _______________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

                                _______________


   PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO SERVES AS A POST-EFFECTIVE AMENDMENT TO THE REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-3 (REGISTRATION NO. 33-49801).


================================================================================

                               EXPLANATORY NOTE

          This Post Effective Amendment No. 1 relates to the issuance of shares of common stock, no par value, pursuant to the Constellation Energy Group, Inc. Shareholder Investment Plan (a "Dividend Reinvestment Plan"), which were originally registered on Form S-3 by Constellation Energy Group, Inc., formerly Constellation Energy Corporation, (File No. 333-24705) and Baltimore Gas and Electric Company (File No. 33-49801). Constellation Energy Group, Inc. will succeed Baltimore Gas and Electric Company as registrant of various effective registration statements filed with the Securities and Exchange Commission. The registration fee in respect of the common stock was paid at the time of the original filings of the Registration Statements on Form S-3 by Baltimore Gas and Electric Company and Constellation Energy Corporation.

                                                                      Prospectus

[Logo of Constellation Energy Group, Inc. Appears Here]

                                                               12,061,756 Shares
                                                                    Common Stock


                        CONSTELLATION ENERGY GROUP, INC.

--------------------------------------------------------------------------------
                          Shareholder Investment Plan

--------------------------------------------------------------------------------

This plan is being offered to shareholders of Constellation Energy Group, Inc. Constellation Energy is the holding company for Baltimore Gas and Electric Com-pany and other diversified businesses. Our common stock is listed on the New York, Chicago and Pacific stock exchanges under the symbol CEG. The plan has the same features as the plan that was offered by BGE as highlighted below.

You may:

 . reinvest all, or part, of your common stock dividends in additional shares of common stock

 . purchase additional shares of common stock up to $100,000 per year, with a minimum investment of $25

 . deposit common stock into the plan

 . sell shares held in the plan

 . transfer shares held in the plan to other accounts

Neither the Securities and Exchange Commission nor any state securities commis-sion has approved or disapproved of these securities or passed upon the ade-quacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

April 30, 1999

                               TABLE OF CONTENTS

Constellation Energy........................................................   1
Use of Proceeds.............................................................   1
Who Administers the Plan....................................................   2
Common Questions About the Plan.............................................   2
How to Join the Plan........................................................   4
Reinvesting Dividends.......................................................   5
  Reinvest All or Part of Your Dividends....................................   5
  When Are Dividends Reinvested.............................................   5
Changing Your Reinvestment Election.........................................   6
Optional Cash Investments...................................................   6
  How to Make...............................................................   6
  Investments of Less Than $25 or More Than $100,000........................   6
  When Investments Are Made.................................................   6
  Refunds...................................................................   7
Purchases and Sales of Shares...............................................   7
  Source of Purchased Shares................................................   7
  No Control Over Prices for Shares Bought or Sold..........................   7
  Independent Agent.........................................................   7
  Price for Shares Purchased from Us........................................   7
  Price for Shares Bought or Sold on the Open Market........................   7
Custody of Shares...........................................................   8

  Other Provisions of the Custody Feature...................................   8
Withdrawals from the Plan...................................................   8
  For Cash or a Stock Certificate...........................................   8
  To Transfer Shares........................................................   9
Effect of Withdrawals and Transfers.........................................   9
Terminating Participation...................................................  10
  By You....................................................................  10
  By Us.....................................................................  10
Plan Reports................................................................  10
Plan Costs..................................................................  10
Federal Income Tax Consequences.............................................  11
  Dividends.................................................................  11
  Sale of Shares............................................................  11
Miscellaneous...............................................................  11
  Assignment of Shares......................................................  11
  Stock Dividends and Stock Splits..........................................  11
  Voting....................................................................  11
  Limitation of Liability to Plan Participants..............................  11
  Modification or Termination of the Plan...................................  12
Legal Opinion...............................................................  12
Experts.....................................................................  12
Where You Can Find More Information.........................................  12
Limitation of Director and Officer Liability................................  13

                           FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents we incorporate by ref-erence that are considered forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans" and other similar words. These statements are not guarantees of our future per-formance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially dif-ferent from those we project.

These risks, uncertainties and factors include:

 . general, economic, business and regulatory conditions;

 . energy supply and demand;

 . competition;

 . federal and state regulations;

 . availability, terms and use of capital;

 . nuclear and environmental issues;

 . weather;

 . industry restructuring and cost recovery (including the potential effect of stranded investments);

 . commodity price risk; and

 . year 2000 readiness.

Given these uncertainties, you should not place undue reliance on these for-ward-looking statements. Please see the documents we incorporate by reference for more information on these factors. These forward-looking statements repre-sent our estimates and assumptions only as of the date of this prospectus.

                              CONSTELLATION ENERGY

Constellation Energy became the holding company for Baltimore Gas and Electric Company ("BGE") and its diversified businesses on April 30, 1999. Constellation Energy owns all the outstanding shares of common stock of BGE and the subsidi-aries formerly owned by BGE.

BGE is a public utility that has served Central Maryland for over 180 years. BGE produces, purchases and sells electricity and purchases, transports and sells natural gas. BGE also jointly owns and operates two electric generating plants and one hydroelectric plant in Pennsylvania.

Constellation Energy owns the stock of several other companies primarily en-gaged in diversified energy-services businesses. They are:

  . Constellation Power Source, Inc.--our wholesale power marketing and trad-ing business.

  . Constellation Power, Inc. and subsidiaries--our power projects business;

  . Constellation Energy Source, Inc.--our energy products and services busi-ness; and

  . BGE Home Products & Services, Inc. and subsidiaries--our home products, commercial building systems, and residential and small commercial gas re-tail marketing business.

Constellation Energy also has two other subsidiaries:

  . Constellation Investments, Inc.--our financial investments business; and

  . Constellation Real Estate Group, Inc.--our real estate and senior living facilities business.

                                USE OF PROCEEDS

Based on our current plans and estimates, we will use the net proceeds from the sale of common stock for general corporate purposes, including investments in our subsidiaries and repayment of commercial paper borrowings used to finance capital expenditures and operations. We may, however, use the net proceeds for other purposes if we find it necessary. If we do not use the net proceeds imme-diately, we will temporarily invest them in short term, interest bearing obli-gations. For current information on our commercial paper balances and average interest rate, see our most recent Form 10-K and 10-Q. See Where You Can Find More Information on page 12.

                           WHO ADMINISTERS THE PLAN

 We administer the plan, keep the records and send statements. However, we may appoint someone else to administer the plan. If we do, we will notify you. An independent agent, selected by us, buys and sells shares on the open market on your behalf. The telephone numbers and addresses for the plan are:

  U.S. mail correspondence to:       Overnight delivery packages to:


    Shareholder Services                   Shareholder Services
    Constellation Energy                   Constellation Energy
    P.O. Box 1642                       39 W. Lexington Street, Room 820
    Baltimore, MD 21203-1642               Baltimore, MD 21201

      You may call us between 8:00 a.m. and 4:45 p.m., Eastern time, at:

                  Baltimore Metropolitan area     410-783-5920
                  Within Maryland               1-800-492-2861
                  Outside of Maryland           1-800-258-0499

 Please include your account number on all checks and money orders and on all correspondence, as well as a telephone number where you can be reached during the day.


                               COMMON QUESTIONS
                                ABOUT THE PLAN

As you review this prospectus, you will notice that this plan offers a conve-nient and economical way to increase your ownership of Constellation Energy common stock. The plan also allows a convenient way for you to keep your shares with us under a custodial (safekeeping) agreement. Below are some ques-tions and answers about the key features of our Shareholder Investment Plan:

1. Who is eligible to participate in the Shareholder Investment Plan?

  Any owner of our common stock.

2. Do I have to reinvest all the dividends on my common stock if I participate in the plan?

  No. You may reinvest all, part or none of your common stock dividends.

3. May I purchase additional shares of common stock through the plan from time to time?

  Yes. You may invest up to $100,000 in additional shares of common stock in any calendar year. The minimum investment is $25.

4. May I deposit my common stock in the plan?

  You may deposit, free of any service charges, your common stock to be held by us as custodian.

5. Will my dividends and optional cash investments be fully invested in common stock?

  Yes. Both dividends and optional cash investments will be used in full to purchase additional common stock. As a result, your plan account will be credited with whole shares and a fractional share. However, if you close your plan account, any fractional share will be paid out to you in cash.

6. How are shares purchased for my plan account?

  At our option, shares for your plan account are purchased either on the open market or directly from Constellation Energy.

7. How is the price of shares bought or sold determined?

  Prices are calculated differently for shares:

   .bought in the open market,

   . bought directly from Constellation Energy, and

   .sold.

  Shares Bought in the Open Market

  For shares bought in the open market, the price will be calculated as the weighted average price of all shares bought for the investment date. The price will include any brokerage commission and fees.

  Shares Bought Directly From Constellation Energy

  For shares bought directly from Constellation Energy, we average the high and low sale prices of our common stock on the investment date. If our com-mon stock is not traded on that date, we use the prices from the previous trading day. There are no brokerage commissions or fees when shares are pur-chased from us.

  Shares Sold

  For shares sold, the price will be calculated as the weighted average price of all plan shares sold on the sale date. The price will include any broker-age commission and fees.

8. When are dividends reinvested?

  We expect to reinvest dividends on the first business days of January, April, July and October.

9. When are optional cash investments credited to my plan account?

  Optional cash investments are credited to your plan account on the first business day of the month after we receive them.

10. Are there brokerage commissions and fees for buying or selling shares through the plan?

  Yes. Brokerage commissions and fees are charged on shares bought or sold in the open market. These fees are based on the number of shares bought or sold and the price per share. Currently, brokerage commissions and fees are ex-pected to be no more than 4 cents per share. When the plan buys shares di-rectly from Constellation Energy, there are no commissions or fees.

11. Are there any other fees for buying and selling shares through the plan?

  Yes. We charge a $5 processing fee for each sale of shares from your plan account. There are no additional fees for buying shares for your plan ac-count.

12. When will I receive an account statement?

  We will send you a statement for every month in which there is activity in your plan account. Activity in your plan account includes when:

   .we reinvest a dividend for you,

   .you send in an optional cash investment,

   . you deposit shares under the custodial feature of the plan,

   .you withdraw or transfer shares, or

   .you terminate your participation.

  In addition, we will send you an annual statement in January detailing all account activity during the prior year. Please keep your statements. You will need them for tax purposes.

13. May I transfer shares from one account to another?

  Yes. We will send you the required form upon request.

14. Will Constellation Energy issue a stock certificate for the shares in my account?

  If you send us a written request, we will issue you a stock certificate. We do not issue a certificate for a fractional share.

15. If my shares are held in "street name" by a stockbroker, may I participate in the plan?

  Yes. You may request your broker to participate on your behalf. However, by participating in this manner, you'll only be able to reinvest dividends. You won't be able to participate in any other plan feature.

  Alternatively, you may ask your broker to transfer shares into your name so you can participate directly with us and take advantage of ALL the plan fea-tures.

  Different brokers have different conditions and procedures for participating in the plan on your behalf or for transferring shares into your name. You should contact your broker if you have questions about this.

16. Are Constellation Energy dividends taxable income?

  Yes. Dividends are taxable income whether reinvested or paid in cash. We will send you an IRS Form 1099-DIV each January showing your dividend income for the previous year.

17. May I receive dividends in cash for shares I hold in stock certificate form?

  Yes. You do not have to reinvest dividends on shares you hold in certificate form.

18. May I receive dividends in cash for shares held in my plan account?

  Yes. You are not required to reinvest dividends on the shares held in your plan account.

19. Is interest paid on any cash held by the plan prior to investment?

  No. We do not pay interest on any funds held by us prior to investment in additional common stock. If you send in an optional cash investment early in the month, it is not invested in your account until the first business day of the following month.

20. May I determine at what price shares are bought and sold on my behalf?

  No. You will have no control over the price at which stock is bought whether in the open market or from us. Likewise, you will have no control over the price at which shares are sold by the independent agent. You will bear the market risk associated with fluctuations in the price of our common stock.

21. May I ask to have my money returned?

  Yes. If you have sent money for an optional cash investment, that money can be returned to you if we receive a written request no later than the close of business on the last business day of the month.

                              HOW TO JOIN THE PLAN

You may join the plan at any time by completing and returning a custody / divi-dend reinvestment authorization form, which you can receive by contacting us at the appropriate number listed on page 2.

To join the plan you may choose one or more of the following:

 . Full or partial dividend reinvestment;

 . Making optional cash investments of up to $100,000 per calendar year (the minimum is $25 per investment) to purchase additional common stock for your plan account; and/or

 . Depositing your common stock certificates with us.

If you have more than one account, for example accounts registered "John Smith" and "John Q. Smith," you must complete a separate authorization form for each account you wish to enroll in the plan.

You are not required to reinvest dividends in order to make optional cash in-vestments or deposit your shares with us. You may reinvest dividends on all, some or none of your shares.

If your common stock is held for you in "street name" by your broker, you may be able to participate by asking your broker to join the plan on your behalf to reinvest dividends. If you participate in the plan through your broker, you will only be able to take advantage of the dividend reinvestment feature of the plan. You will not be able to participate in any of the other plan features. Alternatively, you may ask your broker to have your shares transferred into your own name, so you may participate in the plan directly and take advantage of all the plan features.

Contact your broker to find out what you must do for them to participate on your behalf or to have them transfer shares into your name.

                             REINVESTING DIVIDENDS

Reinvest All or Part of Your Dividends

You may reinvest all or part of the common stock dividends on the shares you hold in certificate form and/or on the shares we hold in your plan account. Any dividends not reinvested will be paid to you by check, or if you have autho-rized, electronically deposited into your bank account. To obtain a direct de-posit form, please contact us at the appropriate number listed on page 2.

If you would like to reinvest only a portion of your dividends, you have sev-eral options. You may elect to:

 . reinvest dividends only on the shares you hold in certificate form; or

 . reinvest dividends only on the shares held in your plan account.

You may also:

 . reinvest dividends only on a specific number of shares;

 . reinvest only a specific percentage of your dividends; or

 . reinvest only a specific dollar amount of your dividends.

You are not required to reinvest any of your dividends in order to participate in the plan. You may change your election as described in Changing your Rein-vestment Election on page 6.

When Are Dividends Reinvested

When our Board of Directors declares dividends they also set the record dates and payment dates. If declared, Constellation Energy expects to pay dividends quarterly. The record dates are normally the 10th day of the month before the dividend payment date.

In order for you to begin reinvesting your dividends by one of the dividend payment dates, we must receive your authorization form by the record date. If we do not receive your authorization form by the record date, you will receive your dividend payment for that quarter in the usual manner (either by check or electronically deposited in your bank account). Your dividends then will be re-invested beginning with the following dividend payment. Please note that the amount of any dividends reinvested will be reduced by any amount which is required to be withheld under applicable tax or other law.

Dividends are used to purchase additional shares of common stock beginning on the payment date. Dividends are held in an escrow account with a bank separate from our other money until we pay for the shares purchased. The method for de-termining the price of the common stock purchased with reinvested dividends is explained under Purchases and Sales of Shares on page 7.

                      CHANGING YOUR REINVESTMENT ELECTION

You may change your reinvestment election by giving us written instructions, or filling out a new authorization form or the tear-off portion of your account statement. In order for a change to be effective for a particular dividend pay-ment date, we must receive your instructions on or before the record date re-lating to the dividend payment. If we do not receive your instructions by that record date, your instructions will not become effective until the next divi-dend payment.

Dividend payment dates are expected to be the first business days of January, April, July and October, and dividend record dates are normally the tenth day of December, March, June and September, respectively.

                           OPTIONAL CASH INVESTMENTS

How to Make

Whether or not you reinvest dividends, you may purchase additional shares of common stock by making optional cash investments in any amount within the fol-lowing guidelines:

  Minimum Investment--$25

  Maximum Investment--$100,000 per calendar year

You can make optional cash investments by sending us a check or money order payable to Constellation Energy. All checks are subject to collection by us and must be in United States dollars. DO NOT SEND CASH.

You may make your first optional cash investment by enclosing it with your cus-tody / dividend reinvestment authorization form, which you can receive by con-tacting us at the appropriate number listed on page 2. If you are already a participant, optional cash investments may be sent in with the tear-off portion of your account statement, or with written instructions. Send investments to us at the address listed on page 2. There is no obligation to make optional cash investments, nor do you have to make the same size investment each time you in-vest.

Investments of Less Than $25 or More Than $100,000

If you send in an optional cash investment for less than $25 it will be re-turned to you without interest as soon as practicable. Likewise, if you send in an optional cash investment for more than $100,000 in any calendar year, the excess will be refunded to you without interest as soon as practicable.

When Investments Are Made

Common stock is purchased and allocated to your plan account as of the first business day of the month after we receive your optional cash investment. If we receive your investment on or after the first business day of a month, it will be held and invested the first business day of the following month. We will not pay interest on funds pending investment. Please allow sufficient time for us to receive your optional cash investment through the mail. We need to receive it at least one business day before the first day of a month so that your pay-ment will be invested timely. Optional cash investments are held in an escrow account with a bank separate from our other money until we pay for the shares purchased.

Refunds

If you decide you do not want us to invest the optional cash investment you sent us, you must notify us in writing by the last business day of the month before the investment date. We then will refund your optional cash investment. However, we will not refund the money until we have actually collected it from your bank. Accordingly, refunds may be significantly delayed. Once an optional cash investment has been invested in common stock, no refunds will be made. See Withdrawals From The Plan on page 8 and Terminating Participation on page 10.

                         PURCHASES AND SALES OF SHARES

Source of Purchased Shares

We may use either shares newly issued by us or shares purchased in the open market through the independent agent.

No Control Over Prices for Shares Bought or Sold

No one has the ability to determine the price at which shares are bought or sold. The price of our common stock may fluctuate daily depending on market conditions, and we have no control over this. You will bear the market risk associated with fluctuations in the price of our common stock. The independent agent will purchase or sell shares in the open market.

Independent Agent

An independent agent:

 . is generally a bank or broker separate from Constellation Energy,

 . is selected by Constellation Energy to purchase and sell shares of our com-mon stock in the open market for plan participants, and can be replaced at any time by written notification from Constellation Energy explaining the termination of their contract and the selection of a new independent agent.

For open market transactions, the independent agent determines the market on which the shares are bought or sold (for example, on any stock exchange, in the over-the-counter market, or in negotiated transactions) and the selection of the broker or dealer through or from whom purchases and sales are made.

Even though we are currently the administrator of the plan, it is possible for us to have someone else act as the plan administrator. If that were to happen, that person could also be the independent agent who would purchase and sell shares for plan participants.

Price for Shares Purchased from Us

Purchases of common stock from us will be made on the relevant investment date. The price of the shares will be calculated as the average of the high and low sales prices for shares of our common stock. In making the calculation we use the prices reported by the "New York Stock Exchange Composite Transac-tions" in the Eastern Edition of The Wall Street Journal for:

 . the investment date, or

 . the previous trading day if the investment date is not a day on which our common stock was traded.

Price for Shares Bought or Sold on the Open Market

Purchase Price - The purchase price will be the weighted average price per share (plus brokerage commissions and fees) of the total number of shares pur-chased either with reinvested dividends or with optional cash investments for that investment date. Usually, purchases are made four times a month. Current-ly, the brokerage commissions and fees are expected to be no higher than 4 cents per share.

The number of shares of common stock credited to your plan account on a par-ticular investment date (including a fractional share rounded to three decimal places) will be determined by dividing the total amount of your dividends or optional cash investments by the purchase price per share.

Sales Price - The sales price will be the weighted average price per share (less brokerage commissions and fees) of the total number of shares sold. Usu-ally, sale transactions are processed twice a week. Currently, the brokerage commissions and fees are expected to be no higher than 4 cents per share. In addition, you will be charged a $5 processing fee for each sale you request from your plan account. The shares held in your plan account, together with all other shares held in the plan, are represented by one or more global certifi-cates registered in our name as administrator of the plan.

                               CUSTODY OF SHARES

You may take advantage of the free custodial feature of the plan at any time. To deposit your common stock certificates into the plan send us the certifi-cates, together with:

 . a completed custody/dividend reinvestment authorization form which you may obtain by contacting us at the appropriate number listed on page 2; or

 . your own letter of instruction.

Your letter of instruction should include:

 . your shareholder account number,

 . a list showing the certificate numbers and number of shares being deposit-ed, and

 . the signatures of all the owners, which must be identical to the names on your stock certificates and the plan account into which the shares are be-ing deposited.

The certificates you send to us for deposit should be sent UNSIGNED. Send them to the appropriate address shown on page 2. Since your stock certificates are valuable we urge you to use registered, insured mail when mailing your certifi-cates. Replacing lost certificates may require you to purchase a surety bond which can be expensive, generally 2% of the value of the lost shares.

Other Provisions of the Custody Feature

When you use the custody feature of the plan, you join the plan and may elect to use any of its features. For example, we can reinvest all, part or none of your dividends on the common stock held in your plan account as you direct us on your custody/ dividend reinvestment authorization form. You may obtain an authorization form by contacting us at the appropriate number indicated on page 2.

The certificates you deposit with us will be transferred into our name as cus-todian, and the number of shares represented by those certificates will be credited to your plan account. Thereafter, those shares will be treated in the same manner as any other shares held in your plan account.

The certificate(s) you deposit will be canceled. Therefore, we strongly recom-mend that before you send us your certificate(s) for deposit, you make a perma-nent record of each certificate number, the date issued and the number of shares represented by the certificate. If you decide to sell the shares, this information may become important for tax purposes. We are not responsible for providing this information once the shares are deposited with us.

                           WITHDRAWALS FROM THE PLAN

For Cash or a Stock Certificate

To withdraw all or a portion of the whole shares held in your plan account at any time:

 . prepare written instructions; or

 . complete the tear-off portion of your account statement; or

 . complete a withdrawal request form which you can get by contacting us at the appropriate number listed on page 2.

Send the request to us at the address shown on page 2. You may elect to re-ceive either a stock certificate for the whole shares withdrawn or the net proceeds from the sale of the shares. See Purchases and Sales of Shares on page 7.

We generally process withdrawals twice a week and send you, normally within two weeks, a certificate for the shares withdrawn, or a check for the net sale proceeds, in accordance with your instructions. Please remember that the with-drawal of shares requires the signatures of all account owners.

To Transfer Shares

We will transfer all or part of your shares for you at no cost. You may:

 . transfer shares to an existing plan account; or

 . establish a new plan account; or

 . have a stock certificate issued in another person's name.

To request a transfer of shares either:

 . prepare written instructions, providing the name, address and tax identifi-cation number of the person to whom the shares are being transferred; or

 . complete a withdrawal request form which you can receive by contacting us at the appropriate number listed on page 2.

Send the request to us at the address shown on page 2. Your request must be accompanied by an executed stock assignment form (or a stock power). All own-ers of the shares to be transferred must sign the stock assignment form and each signature must be guaranteed by a bank or broker who has a membership in an approved Signature Guarantee Medallion Program. We can provide you with a stock assignment form, or they are available from your bank or broker.

We cannot issue a certificate for a fractional share.

If you transfer shares to an existing plan account, we will reinvest dividends on the transferred shares in accordance with the reinvestment instructions previously given to us by the transferee. If we have no reinvestment instruc-tions, we will pay the dividends by check until the transferee makes a rein-vestment election. If you transfer shares to a new plan account that you have established for someone else, we will provide the new participant with an au-thorization form. Until the completed authorization form is returned to us, all dividends on the transferred shares will be paid out by check.

                             EFFECT OF WITHDRAWALS
                                 AND TRANSFERS

Withdrawals or transfers from the plan do not affect your participation, un-less you specifically elect to make a change. See Changing Your Reinvestment Election on page 6.

If you reinvest dividends on only a portion of your plan shares and you elect to withdraw or transfer a portion of your plan shares, dividends on the plan shares remaining (up to the number of shares you previously had designated for reinvestment) will continue to be reinvested, unless you tell us otherwise. For example, if you had elected to reinvest dividends on 50 of the 100 shares held in your plan account and you withdraw 25 shares, the dividends reinvested after the withdrawal will still be on 50 of the 75 remaining shares. Or, if you withdraw 75 shares, the dividends reinvested after the withdrawal will be on the 25 remaining shares held in your plan account.

                           TERMINATING PARTICIPATION

By You

You may terminate your plan participation at any time by:

 . preparing a written request; or

 . completing the tear-off portion of your account statement; or

 . completing a withdrawal request form which you can receive by contacting us at the appropriate number listed on page 2. Send the request to us at the address shown on page 2.

You will need to indicate whether you would like a stock certificate for the whole shares in your plan or would like your shares sold. Generally, we process termination requests twice a week. We send you, normally within two weeks, a check for the net sale proceeds, or a stock certificate for the whole shares and a check for the fractional shares held in your plan account. See Purchases and Sales of Shares on page 7.

When you terminate participation in the plan, we pay all future dividends to you by check or, if you have authorized, electronically deposit them into your bank account.

By Us

If you do not have at least one whole share of stock in your plan account and
(1) you are not reinvesting dividends on the stock you hold in certificate form, or (2) you no longer own shares registered in your name, your account may be terminated. We will notify you in writing of the impending termination. You will then have 30 days to make changes needed to keep your account open by ei-ther electing to reinvest dividends, making an optional cash investment or de-positing shares under the custody feature of the plan. Otherwise, we will ter-minate your plan account.

                                  PLAN REPORTS

We will mail you an account statement after any month in which there has been activity in your account. Activity in your plan account includes when:

 . we reinvest a dividend for you,

 . you remit an optional cash investment,

 . you deposit shares under the custodial feature of the plan,

 . you withdraw or transfer shares, or

 . you terminate your participation.

The statement will show all activity for the current calendar year to date and the total shares you hold in the plan. In addition, you will receive an annual account statement each January that summarizes all your plan transactions in the prior year.

Be sure to keep all of your annual statements. They provide the necessary in-formation about the cost of your stock for tax purposes. We will charge you a $5 fee to replace an old statement.

You will receive copies of all communications we send to our shareholders in-cluding our annual report, any interim reports, notice of annual meeting and proxy statement, and certain income tax information.

                                   PLAN COSTS

We will pay all administrative costs and expenses associated with the plan, ex-cept that you will pay brokerage commissions and fees on all purchases and sales of common stock in the open market, currently expected to be no more than 4 cents per share. You will also pay a $5 processing fee per request to sell shares. You do not pay any brokerage commissions and fees on shares of common stock purchased directly from us.

                        FEDERAL INCOME TAX CONSEQUENCES

Dividends

Dividends are taxed as income whether you reinvest them or receive them in cash. Each January we will send you a Form 1099-DIV reporting dividends we paid you in the prior year including dividends you reinvest and any federal income tax we withheld from the dividends. We will also file this form with the IRS. Your dividends are subject to income tax withholding if you do not provide a Form W-9 certifying (1) the accuracy of your taxpayer identification number or social security number and (2) that you either have not received a notice from the IRS stating that you are subject to income tax withholding, or that you are exempt from income tax withholding. Your dividends will also be subject to income tax withholding if for any reason we are instructed by the IRS to withhold taxes. If you are a foreign shareholder, your dividends are generally subject to U.S. tax withholding at a rate determined under tax law and treaty.

Sale of Shares

The tax basis of shares purchased under the plan is generally the purchase price per share including any brokerage commissions and fees. See Purchases and Sales of Shares on page 7. The holding period for shares usually begins the day after the investment date.

You may recognize a gain or loss when you sell shares from your plan account, including the fractional share. The amount of your gain or loss will be the difference between the amount you received for the shares when you sold them and the tax basis of the shares. We will send to you and the IRS each January a Form 1099-B that reports the proceeds from the sale of any shares (including a fractional share) and any federal income tax withheld.

Your sale proceeds will be subject to income tax withholding if you do not provide a Form W-9 indicating your taxpayer identification number or social security number, or we are instructed by the IRS to withhold taxes.

You will not recognize any taxable income when you receive certificates for whole shares of stock. You will only recognize a gain or loss when you sell those shares.

This general tax discussion is based upon our understanding of the tax laws currently in effect. It is not intended to be a comprehensive explanation of all possible income tax consequences related to your participation in the plan. You should consult your tax advisor for information that may affect your individual situation.

                                 MISCELLANEOUS

Assignment of Shares

If you want to assign or pledge any shares held in your plan account to a creditor or use them as security for a loan you must withdraw them from the plan. See Withdrawals from the Plan on page 8.

Stock Dividends and Stock Splits

We will add to your plan account any shares of common stock we distribute as a result of a stock dividend or stock split on shares of common stock in your plan account.

Voting

You will receive one proxy card to vote both the shares you hold in certifi-cate form and those you hold in your plan account. Your shares will be voted in accordance with your instructions on your proxy card. If no instructions are given, your shares will not be voted.

Limitation of Liability to Plan Participants

Neither we nor any of our officers, directors, or employees, the administrator or the independent agent will be liable to you for any act or omission of any act. This limitation of liability applies to, among other things, the prices at which your shares are bought and sold, when purchases or sales are made, and any changes in the market price.

You should be aware that this plan does not guarantee future dividends. Divi-dends depend upon Constel-lation Energy's earnings, financial requirements, governmental regulations and other factors.

You must recognize that neither we nor the independent agent can assure you of a profit or protect you against a loss on shares of common stock purchased or sold through the plan.

We have no obligation to repurchase any shares of common stock issued to you under the plan.

Modification or Termination of the Plan

We may suspend, modify, or terminate the plan or any part of the plan at any time. We also have the right to interpret and regulate the plan as may be nec-essary or desirable in connection with its operation. If we terminate the plan, you will receive a stock certificate for all of the whole shares held in your account and a check for the net proceeds of the sale of any fractional shares.

                                 LEGAL OPINION

A Constellation Energy lawyer will issue an opinion regarding certain legal matters in connection with the stock offered hereby.

                                    EXPERTS

PricewaterhouseCoopers LLP, independent accountants, audited our annual finan-cial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference herein in reliance upon the authority of PricewaterhouseCoopers LLP as experts in accounting and auditing.

                               WHERE YOU CAN FIND
                                MORE INFORMATION

Constellation Energy will file annual, quarterly and current reports, proxy statements and other information with the SEC. Prior to Constellation Energy becoming BGE's holding company, reports, statements and other information were filed by BGE under the name "Baltimore Gas and Electric Company". You may read and copy any document filed by BGE or Constellation Energy at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements regarding issuers (including Constellation Energy and BGE) that file documents with the SEC electronically. Constellation Energy's SEC filings may also be obtained from our web site at http://www.constellationenergy.com.

This prospectus is part of a registration statement that we filed with the SEC. In addition, the SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We in-corporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Ex-change Act of 1934 until we sell all the common stock:

 . BGE's Annual Report on Form 10-K for the year ended December 31, 1998; and

 . Constellation Energy's Current Report on Form 8-K dated April 30, 1999.

You may request a copy of these documents, at no cost, by writing us at:

  Shareholder Services
  Constellation Energy
  P.O. Box 1642
  Baltimore, MD 21203-1642

or faxing us at: 410-234-5034
or telephoning us at:

  In Metropolitan Baltimore 410-783-5920
  Within Maryland    1-800-492-2861
  Outside of Maryland   1-800-258-0499

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                  LIMITATION OF DIRECTOR AND OFFICER LIABILITY

Our charter and by-laws state that our directors, officers and employees are indemnified to the fullest extent permitted by law, including the advance of expenses. In addition, our charter states that, to the extent permitted by law, no director or officer will be personally liable to Constellation Energy or its shareholders for money damages.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Constella-tion Energy, pursuant to the above paragraph, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is unenforceable.

                                   Prospectus

                               12,061,756 Shares


               [Logo of Constellation Energy Group Appears Here]

                        Constellation Energy Group, Inc.

                                  Common Stock

--------------------------------------------------------------------------------

                          Shareholder Investment Plan

--------------------------------------------------------------------------------


                                 April 30, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

  Securities and Exchange Commission Registration Fee    $121,000**
  Listing Fees                                             35,000*
  Services of Independent Accountants                      15,000*
  Printing Expenses                                        23,000*
  Initial Postage and Mailing                              20,000*
  Blue Sky and Legal Fees and Expenses                     12,000*
  Miscellaneous Expenses                                   14,000*
                                                           -------
  Total                                                   $240,000
                                                           =======
     ______________
     *  Estimated
     ** Previously Paid

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following description of indemnification allowed under Maryland statutory law is a summary rather than a complete description. Reference is made to Section 2-418 of the Corporations and Associations Article of the Maryland Annotated Code, which is incorporated herein by reference, and the following summary is qualified in its entirety by such reference.

     By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal action or proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

     A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

     The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

     A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

          Article Eight of the Company's Charter reads as follows:

          " (a)  (i)   The Corporation shall indemnify

          (A) its Directors and Officers, whether serving the corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland, now or hereafter in force, including the advance of expenses, under the procedures and to the full extent permitted by law, and

          (B) other employees and agents, to such extent as shall be authorized by the Board of Directors or the Corporation's by-laws and be permitted by law.

          (ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

          (iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (b) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no Director or Officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to Directors and Officers hereunder with respect to any act or omission occurring prior to such amendment or repeal."


          Article V of the Company's By-Laws reads as follows:

          "The Corporation shall indemnify all Directors, Officers and employees to the fullest extent permitted by the general laws of the State of Maryland and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

          The Indemnification and advance of expenses provided by the Charter and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested Directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the corporation, shall continue in respect of all events occurring while a person was a

Director or Officer after such person has ceased to be a Director or Officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such persons. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the corporation and each Director or Officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such Director or Officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force."

     The Directors and officers of the Company are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities arising under the Securities Act of 1933. The premium for this insurance is paid by the Company.

ITEM 16.  EXHIBITS.

     Reference is made to the Exhibit Index filed as a part of this Post-Effective Amendment No. 1.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Constellation Energy Group, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 29th day of April, 1999.

                                           CONSTELLATION ENERGY GROUP, INC.
                                           (Registrant)


                                           By: /s/ David A. Brune
                                               ____________________
                                                  David A. Brune
                                                  Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                        Date
      ---------                       -----                        ----
Principal executive
officer and director:

/s/ Charles W. Shivery
-------------------------       Chairman of the                April 30, 1999
   Charles W. Shivery           Board and Director

Principal financial and
accounting officer:

/s/ David A. Brune
-------------------------       Vice President,                April 29, 1999
   David A. Brune               Secretary and
                                Director

/s/ Thomas E. Ruszin, Jr.
-------------------------       Treasurer,                     April 29, 1999
    Thomas E. Ruszin, Jr.       Secretary and
                                Director

EXHIBIT INDEX


Exhibit
Number
------

4(a)*     -  Amended and Restated Articles of Incorporation of the Registrant
             (Incorporated by reference to Appendix B to the Proxy Statement and Prospectus in Part I of the Post-Effective Amendment No. 1 to the
             Registration Statement on Form S-4 of the Registrant (Reg. No. 33-
             64799)).

4(b)*     -  By-Laws of the Registrant (Incorporated by reference to Appendix C to the Proxy Statement and Prospectus in Part I of Post-Effective
             Amendment No. 1 to the Registration Statement on Form S-4 of the
             Registrant (Reg. No. 33-64799)).

4(c)*     -  Form of Common Stock Certificate. (Designated as Exhibit 4(c) to
             Post-Effective Amendment No. 1 to the Registration Statements on
             Form S-3 filed March 25, 1999, File Nos. 333--59601 and 33-57658.)

5         -  Opinion of Company Counsel as to legality.

23(a)     -  Consent of PricewaterhouseCoopers LLP, Independent Certified Public
             Accountants.

23(b)     -  Consent of Company (included in Exhibit 5).
__________________

   *  Incorporated by reference.